UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 5, 2020

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-35761	75-3241967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 2nd Avenue S. Saint Petersburg, FL		33701
(Address of principal executive offices)		(Zip Code)

(727) 895-7737
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.0001 par value per share	UIHC	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders held on May 5, 2020 (the "2020 Annual Meeting"), the stockholders of United Insurance Holdings Corp. (the "Company") approved the United Insurance Holdings Corp. 2020 Omnibus Incentive Plan (the "Plan"), which had been previously approved by the Board of Directors of the Company (the "Board"), subject to stockholder approval.

The following paragraphs provide a summary of certain terms of the Plan. The summary is qualified in its entirety by the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Plan was also described in Proposal Two in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 3, 2020 in connection with the 2020 Annual Meeting.

The purposes of the Plan are to: (i) attract, retain, focus and motivate the Company's and its affiliates' executives and other selected employees, directors, consultants and advisors and (ii) increase stockholder value. The Plan will be administered by the Compensation and Benefits Committee of the Board (the "Compensation Committee").

Subject to the terms of the Plan, 2,000,000 shares of the Company's common stock are authorized for grants of stock options (including incentive stock options), stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, annual cash incentives, long-term cash incentives, dividend equivalent units and other types of stock-based awards to officers or employees of the Company or its affiliates, directors (including non-employee directors) of the Company, consultants and advisors to the Company and its affiliates, and persons the Company or an affiliate has engaged to become officers or employees.

The Compensation Committee or the Board may amend, suspend, discontinue or terminate the Plan at any time, subject to any requirement of Board or stockholder approval required by applicable law, rule or regulation. Stockholders must also approve certain other Plan amendments, including an amendment to materially increase the number of shares of common stock that are reserved for issuance under the Plan.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company's 2020 Annual Meeting was held for stockholders to consider and act upon the three proposals listed below. A total of 33,873,396 shares of our common stock, out of a total of 43,027,622 shares of common stock issued and outstanding and entitled to vote as of the close of business on March 9, 2020, were present in person or represented by proxy. The final results of the stockholder votes regarding each proposal were as follows:

Proposal One: The stockholders elected each of the five persons named below to serve as Class B directors for a two-year term until the Company's 2022 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death, resignation, or removal.

	For	Against	Abstained	Broker Non Votes
Class B Directors
Alec L. Poitevint, II	31,709,835	2,148,875	12,781	1,905
Kern M. Davis, M.D.	23,945,205	9,799,085	127,201	1,905
William H. Hood, III	32,999,759	858,921	12,811	1,905
Sherrill W. Hudson	32,904,296	954,439	12,756	1,905
Patrick F. Maroney	33,002,113	856,622	12,756	1,905

Proposal Two: The stockholders voted to approve the Plan.

For	Against	Abstained	Broker Non Votes
33,415,126	437,021	21,249	—

Proposal Three: The stockholders ratified the appointment of Deloitte & Touche, LLP as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2020.

For	Against	Abstained	Broker Non Votes
33,759,443	86,999	26,954	—

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	United Insurance Holdings Corp. 2020 Omnibus Incentive Plan (incorporated by reference to Appendix A to the Company's Definitive Proxy Statement filed on April 3, 2020).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED INSURANCE HOLDINGS CORP.
May 6, 2020	By:	/s/ B. Bradford Martz
B. Bradford Martz, Chief Financial Officer (principal financial officer and principal accounting officer)